(Letterhead of {Perrella & Associates, P.A.)


                                                           555 S. Powerline Road
                                                    Pompano Beach, Florida 33069

(954) 979-5353 Office
(954) 979-6695 fax

To the Board of Directors and Stockholders:
Xenicent, Inc.
18 Brookmont Dr
Wilbraham, MA

March 29, 2002

Gentlemen:

We hereby consent to the use of our audit report of Xenicent, Inc. for the year ended December 31, 2001 in the Form 10-KSB of Xenicent dated March 29, 2002.









/s/ Perrella & Associates
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